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                                ZERO CORPORATION
                  NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT
                                PURSUANT TO THE
                             1994 STOCK OPTION PLAN

          This Nonemployee Director Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant indicated below by and between ZERO Corporation, a Delaware corporation (the "Company"), and the person named below as Optionee.

          WHEREAS, Optionee is a nonemployee director of the Company (a "Nonemployee Director"); and

          WHEREAS, pursuant to the Company's 1994 Stock Option Plan (the "Plan"), an option to purchase shares of the common stock, par value $1.00 per share, of the Company (the "Common Stock") has been granted to Optionee, on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

          1.  GRANT OF OPTION; CERTAIN TERMS AND CONDITIONS.  The Company hereby
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grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 o'clock p.m., Los Angeles time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On each anniversary of the Date of Grant, the Option shall become exercisable to purchase ("vest with respect to") that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

          Optionee:        _____________________
          Date of Grant:                 _______
          Number of shares purchasable:  _______
          Exercise Price per share:*     _______
          Expiration Date:**             _______
          Annual Vesting Rate:           33-1/3%

___________________

* Greater of Fair Market Value (as defined in the Plan) on Date of Grant or par value of Option Shares.

**   Eighth anniversary of Date of Grant.
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The Option is not intended to qualify as an incentive stock option under Section
422 of the Internal Revenue Code.

          2.   ACCELERATION OF VESTING AND TERMINATION OF OPTION.
               -------------------------------------------------

          (a)  Termination of Nonemployee Director Status.
               ------------------------------------------

               (i) Retirement. If Optionee ceases to be a Nonemployee Director as a result of not standing for re-election because of the policies of the Board of Directors of the Company (the "Board") relating to age ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the date of such Retirement shall fully vest and (B) the Option shall terminate upon the earlier of the Expiration Date or the 30th day following the date of such Retirement.

               (ii) Death or Permanent Disability. If Optionee shall cease to be a Nonemployee Director by reason of the death or permanent disability of Optionee, then (A) the portion of the Option that has not vested on or prior to the date of death or disability shall terminate on such date, unless such date is prior to the second anniversary of the Date of Grant, in which case the Option shall vest with respect to 100% of the Option Shares, and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of Optionee's death or permanent disability.

               (iii) Following a Change of Control. If Optionee ceases to be a Nonemployee Director within one year after a Change of Control as a result of Optionee not being nominated for re-election or Optionee being removed from the Board other than for cause, then (A) the portion of the Option that has not vested on or prior to the date on which Optionee ceases to be a Nonemployee Director shall fully vest as of such date and (B) the Option shall terminate upon the earlier of the Expiration Date or the 30th day following the date on which Optionee ceases to be a Nonemployee Director.
     A "Change of Control" shall mean the first to occur of the following:

                    (1) the date upon which the directors of the Company who were nominated by the Board for election as directors cease to constitute a majority of the directors of the Company;

                    (2) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation contemplated by Section 2(c)(ii) or the sole purpose of which is to change the Company's domicile solely within the United States) (a) as a result of which the outstanding securities of the class then subject to the Option are exchanged for or converted into cash, property and/or securities not issued by the Company and (b) the terms of which provide that the Option shall continue in effect thereafter; or

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                    (3) the date of the first public announcement that any
          person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 25% of the voting power of the Company (a "25% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (3), shall not include (a) the Company or any of its subsidiaries, (b) any employee benefit plan of the Company or any of its subsidiaries, (c) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (d) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board.

          (b) Death Following Termination of Nonemployee Director Status.
              ----------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, if Optionee shall die at any time after the date on which he or she ceases to be a Nonemployee Director and prior to the date on which the Option is terminated pursuant to
Section 2(a), then the vested portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

          (c) Other Events Causing Acceleration and Termination of Option.
              -----------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, the Option shall become exercisable in full immediately prior to, and shall terminate upon, the consummation of any of the following events:

               (i) the dissolution or liquidation of the Company;

               (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or a different kind of securities, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that the Option shall continue in effect thereafter and shall be exercisable to acquire the number and type of securities or other consideration to which Optionee would have been entitled had he or she exercised the Option immediately prior to such reorganization, merger or consolidation; or

               (iii) a sale of substantially all of the property and assets of the Company.

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          3.  ADJUSTMENTS.  In the event that the outstanding securities of the
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class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

          4.  EXERCISE.  The Option shall be exercisable during Optionee's
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lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise (the "Exercise Notice"), which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate
Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by one or more of the following means:

               (a) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of an irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of the Option Shares issuable upon exercise of the Option; or

               (b) by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise), (ii) a reduction in the amount of Option Shares or other property otherwise issuable pursuant to the Option and/or (iii) the delivery of a small number of the shares subject to the Option to be used automatically, in a series of simultaneous transactions, to pay the exercise price for a large number of additional shares (i.e., "pyramiding"), provided that in the case of clause (i), clause (ii) or clause (iii) the Company is not then prohibited from purchasing or acquiring such shares of Common Stock and provided further that Optionee must exercise at least one-third of the Option in order to take advantage of clause (iii).

          5.  PAYMENT OF WITHHOLDING TAXES.  If the Company becomes obligated to
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withhold an amount on account of any tax imposed as a result of the exercise of the Option,

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including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "Withholding Liability"), then Optionee shall, on the date of exercise and as a condition to the issuance of the Option Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company; provided, however, that payment of the Withholding Liability may instead be made, in whole or in part, by any of the means set forth in Section 4(b), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock. Optionee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Optionee if Optionee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and Optionee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Optionee.

          6.  NOTICES.  All notices and other communications required or
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permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 444 South Flower Street, Suite 2100, Los Angeles, California 90071, Attention:
Corporate Secretary, or to Optionee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

          7.  STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS.  Notwithstanding
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anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

          8.  NONTRANSFERABILITY.  Neither the Option nor any interest therein
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may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution

          9.  PLAN.  The Option is granted pursuant to the Plan, as in effect on
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the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request

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therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

          10.  STOCKHOLDER RIGHTS.  No person or entity shall be entitled to
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vote, receive dividends or be deemed for any purpose the holder of any Option
Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

          11.  GOVERNING LAW.  This Agreement and the Option granted hereunder
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shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

                              ZERO CORPORATION


                              By:_______________________________
                                 Title:

                              OPTIONEE:


                              __________________________________
                              Signature

                              __________________________________
                              Street Address

                              __________________________________
                              City, State and Zip Code

                              __________________________________
                              Social Security Number

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